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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




         We have issued our report dated February 21, 1996 accompanying the consolidated financial statements of Southern Mineral Corporation (the "Company") and Subsidiaries appearing in this Annual Report on Form 10-KSB/A for the year ended December 31, 1996. We consent to the incorporation by reference of the aforementioned report in the Company's Form S-8 Registration Statement No. 33-60571, Form S-3 Registration Statement No. 33-60583, and Form S-8 Registration Statement No. 333-12375.




/s/ Grant Thornton LLP

GRANT THORNTON LLP

Houston, Texas

December 5, 1997